Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Karat Packaging Inc. of our report dated March 14, 2025 relating to the financial statements, which appears in Karat Packaging Inc. ’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 21, 2025

PricewaterhouseCoopers LLP, 601 South Figueroa Street, Los Angeles, California 90017

T: (213) 356 6000, www.pwc.com/us